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                                                                Exhibit 10.21

                             THE EDISON PROJECT INC.


                         SERIES F SUBSCRIPTION AGREEMENT


         This Agreement dated as of July 2, 1999 is entered into by and among The Edison Project Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (the "Purchasers").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.       Authorization and Sale of Shares.

                  1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 4,878,048 shares of its Series F Convertible Preferred Stock, $.01 par value per share (the "Series F Preferred"), and one (1) share of its Series I Common Stock, $.01 par value (the "Series I Common"), each having the rights, restrictions, privileges and preferences set forth in the Fourth Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the "Certificate"). The Company has, or before the First Closing (as defined below) will have, adopted and filed the Certificate with the Secretary of State of the State of Delaware.

                  1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the First Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, 4,878,048 shares of Series F Preferred, and at the Second Closing the Company will sell and issue to one Purchaser, Vulcan Ventures Incorporated ("Vulcan"), and such Purchaser will purchase, one share of Series I Common, at the purchase price of $6.15 per share (the "Purchase Price"). All of the shares of Series F Preferred and Series I Common, being sold by the Company under this Agreement are referred to as the "Preferred Shares" and "Common Share", respectively, and collectively as the "Shares."

                  1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate purposes. No portion of such proceeds will be used (a) to purchase stock in, provide capital to, or repay any indebtedness incurred for the purpose of investing in, a company licensed under the Small Business Investment Act of 1958, as amended (the "Small Business Investment Act"), (b) to acquire realty or to discharge an obligation relating to the prior acquisition of realty (except that a portion of the proceeds may be used (i) to acquire an existing property, provided that at least 51% of the usable square footage of such property will be used for an eligible business purpose and (ii) to build or renovate a building, provided that at least 67% of the usable square footage of such property will be used

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for an eligible business purpose), (c) outside the United States (except to acquire abroad materials and equipment or property rights for use or sale in the United States), or (d) for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Section 107.720 of the United States Code of Federal Regulations.

         2.       The Closings.

                  (a) The closing of the sale and purchase of the Preferred Shares under this Agreement (the "First Closing") shall take place at the offices of Hale and Dorr LLP, The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Washington, D.C. at 9:00 a.m. on July 2, 1999, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers, but in no event later than July 31, 1999. The closing of the sale and purchase of the Common Share under this Agreement (the "Second Closing") shall take place at said offices of Hale and Dorr LLP at 9:00 a.m. two business days following the termination or expiration of waiting periods under the HSR Act (as defined herein), or at such other time, date and place as are mutually agreeable to the Company and Vulcan. At each Closing, the Company shall deliver to each of the Purchasers or Vulcan, as the case may be, one or more certificates for the number of Shares being purchased at such Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer, check, cancellation of indebtedness or other method acceptable to the Company. The dates of the Closings are hereinafter referred to as the "First Closing Date" and the "Second Closing Date". If at the Closings any of the conditions specified in Sections 5, 6, 7 or 8, as applicable, shall not have been fulfilled, each of the Purchasers shall, at his, her or its election, be relieved of all of his, her or its obligations under this Agreement without thereby waiving any other rights he, she or it may have by reason of such failure or such non-fulfillment.

                  (b) The Company may sell, at any time prior to July 31, 1999, in one or more closings (each, a "Subsequent Closing"), up to 2,121,952 additional Preferred Shares at the Purchase Price, to such purchasers (each, an "Additional Purchaser") as may be approved by the Board of Directors of the Company. At each Subsequent Closing, (i) the Company and each Additional Purchaser shall execute and deliver a counterpart signature page hereto, whereupon such Additional Purchaser shall become a "Purchaser" hereunder and the Preferred Shares purchased by such Additional Purchaser shall be deemed to be "Preferred Shares" for purposes of this Agreement, and (ii) the Company shall cause Exhibit A hereto be amended to reflect the purchases made by the Additional Purchasers at each Subsequent Closing. At each Subsequent Closing, the Company shall deliver to each Additional Purchaser a certificate for the number of Preferred Shares being purchased at the Subsequent Closing by such Additional Purchaser, registered in the name of such Additional Purchaser, against payment to the Company of the Purchase Price in the manner

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specified above. The Company shall deliver to each Purchaser, within 15 days after any Subsequent Closing, written notice of such Subsequent Closing (which notice shall specify the names of each Additional Purchaser and the number of Preferred Shares issued to each).

         3. Representations of the Company. Except as disclosed by the Company in Exhibit C hereto, the Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct as of the date hereof.

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as presently conducted and to enter into, deliver and perform this Agreement, the Shareholders' Agreement (as defined below) and each other document or instrument executed by it, or any of its officers, in connection herewith (together, the "Transaction Agreements") and to carry out the transactions contemplated by the Transaction Agreements. The Company is duly qualified to do business in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has at all times complied with all provisions of its Amended and Restated Certificate of Incorporation, as amended, and By-laws and is not in default under, or in violation of, any such provision.

                  3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the First Closing) consists of 200,424,233 shares consisting only of (A) 114,893,179 shares of Common Stock, par value $.01 per share (the "Common Stock"), consisting of: (i) 104,466,145 shares of Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), of which 6,214,704 shares are issued and outstanding, of which 75,104,028 are reserved for the conversion of the Preferred Stock (as defined below) and of which 23,147,413 shares have been reserved for issuance pursuant to outstanding stock options and outstanding warrants of the Company; (ii) one share of Series B Common Stock, par value $.01 per share, which one share is issued and outstanding; (iii) one share of Series C Common Stock, par value $.01 per share, which one share is issued and outstanding; (iv) one share of Series D Common Stock, par value $.01 per share, which one share is issued and outstanding; (v) one share of Series E Common Stock, par value $.01 per share, which one share is issued and outstanding; (vi) one share of Series F Common Stock, par value $.01 per share, which one share is issued and outstanding; (vii) one share of Series G Common Stock, par value $.01 per share, which one share is issued and outstanding; (viii) one share of Series H Common Stock, par value $.01 per share, which one share is issued and outstanding; (ix) one share of Series I Common Stock, par value $.01 per share, which share is not issued or outstanding; and (x) 9,827,026 shares of Non-Voting Common Stock, par value $.01 per share, of which no shares are issued and outstanding, and (B) 85,531,054 shares of Preferred Stock, par value

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$.01 per share, consisting of: (i) 31,000,000 shares of Series A Convertible
Preferred Stock, par value $0.01 per share, of which 30,294,435 shares are issued and outstanding; (ii) 1,010,101 shares of Series B Convertible Exchangeable Preferred Stock, par value $0.01 per share, of which 1,010,101 shares are issued and outstanding; (iii) 6,258,608 shares of Series C Convertible Exchangeable Preferred Stock, par value $0.01 per share, of which 6,258,608 shares are issued and outstanding; (iv) 25,077,843 shares of Series D Convertible Preferred Stock par value $0.01 per share, of which 14,101,721 shares are issued and outstanding; (v) 6,759,420 shares of Non-Voting Series E Convertible Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding; (vi) 11,757,476 shares of Series F Convertible Preferred Stock, $.01 par value per share, of which 4,757,476 shares are issued and outstanding; and (vii) 3,667,606 shares of Non-Voting Series G Convertible Preferred Stock, par value $0.01 per share, of which 800,000 shares are issued and outstanding. The rights, privileges and preferences of the Common Stock and the Preferred Stock are as set forth in the Certificate. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as provided in this Agreement or disclosed on Exhibit C, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue capital stock or any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                  3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise or other Person (as defined). In connection with the merger of Sprout Edison Project, Inc. with and into the Company, and with the dissolution and winding up of The Edison Project L.P., all material assets of Sprout Edison Project, Inc. and The Edison Project L.P. were transferred to the Company as of January 4, 1999 without any distributions to equity holders other than the Company or to any other person or entity.

                  3.4 Securityholder Lists. Attached as Exhibit D is a true and complete list of the securityholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable

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thereunder. Except as provided in this Agreement or disclosed on Exhibit C, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

                  3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock and Series F Preferred or Series G Preferred (as applicable) issuable upon conversion or exchange of the Shares, have been, or will be on or prior to the Closings, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock and Series F Preferred or Series G Preferred (as applicable) issuable upon conversion or exchange of the Shares, when issued upon such conversion or exchange, will be duly and validly issued, fully paid and nonassessable. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be free and clear of all Security Interests (as defined below) and other restrictions other than those contemplated by the Shareholders' Agreement (as defined below) and will not have been issued in violation of the preemptive or similar rights of any Person.

                  3.6 Authority; No Conflict. The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the adoption and filing of the Certificate, have been duly authorized by all necessary corporate and stockholder action. The Transaction Agreements have each been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of the Transaction Agreements and the performance by the Company of the transactions contemplated thereby (including, without limitation, the adoption and filing of the Certificate) and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) except for filings required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each

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of the foregoing is hereafter referred to as a "Governmental Entity"), (c)
conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, result in a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

                  3.7 Consents. No consent, approval, waiver, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") is required on the part of the Company in connection with the execution and delivery of the Transaction Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock of the Company issuable upon conversion or exchange of the Shares or consummation by the Company of the other transactions to be consummated at the Closings, as contemplated by the Transaction Agreements (including, without limitation, the adoption and filing of the Certificate), except such as shall have been made or obtained prior to and shall be effective on and as of the Closings and such filings required to be made after the Closings under applicable federal and state securities laws, all of which filings are specified in Exhibit C. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

                  3.8 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, threatened, against the Company, or, to the best of the Company's knowledge, any director, executive officer or key employee of the Company, or affecting any of the Company's assets or properties, which questions the validity of the Transaction Agreements or the right of the Company to enter into and perform the transactions contemplated by the Transaction Agreements or otherwise seeks to enjoin or challenges such transactions, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect.

                  3.9      Financial Statements; No Undisclosed Liabilities.

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                           (a) The Company has furnished to each of the
Purchasers a complete and correct copy of (i) the audited balance sheet of the Company at June 30, 1998 and the related audited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at March 31, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the nine months then ended, (collectively, the "Financial Statements"). Except as otherwise previously disclosed to the Purchasers in writing, the Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations and cash flows of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the unaudited Financial Statements may not be in accordance with generally accepted accounting principles only with respect to the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

                           (b) Since the Balance Sheet Date, except as
previously disclosed in writing to the Purchasers the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than in the ordinary course of business, consistent with past practice.

                  3.10 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has timely filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid, together with any related interest, fees, penalties or other charges, with exceptions not material, individually or in the aggregate, to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened, and there are in effect no waivers of the applicable statute of limitations for taxes in any jurisdiction for any period. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. The Company was not included and is not includible in the tax return of any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, with any corporation other than such a return of which the company is the common parent corporation. The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

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                  3.11 Insurance. The Company maintains valid policies of
workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business or may otherwise be required by law, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

                  3.12 Compliance. The Company (and its predecessors) has complied with all laws, regulations and orders applicable to its present and proposed business and has all authorizations, permits and licenses required thereby, except for those the absence of which would not have a Company Material Adverse Effect. No violations or notices of failure to comply have been issued or recorded in respect of such authorizations, permits and licenses, and the Company has no knowledge of any reason why such authorizations, permits and licenses may be revoked or suspended. With respect to any such required authorizations, permits and licenses, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Company, the Company does not know of any reason why such authorizations, permits and licenses should not be approved and granted by the appropriate Governmental Entity. To the best of the Company's knowledge, there is no provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect.

                  3.13 Absence of Changes. Since the Balance Sheet Date (i) the business of the Company has been operated only in the ordinary course, consistent with past practice, and other than as previously disclosed in writing to the Purchasers there has been no material adverse change in the business, operations, condition (financial or otherwise), or results of operations of the Company, other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate had a Company Material Adverse Effect); (ii) except as reflected in the unaudited Financial Statements or as described on Exhibit C, the Company has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has the Company redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; and (iii) there has been no material change in any compensation, arrangement or agreement with any key employee, director, stockholder or Affiliate (as defined below). "Affiliate" of a specified person or entity shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified, provided, however, that the Purchasers acknowledge that the Company has continued to incur losses since the Balance Sheet Date.


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                  3.14 Books and Records. The minute books of the Company
contain complete and accurate records of all actions taken by its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete in all material respects and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

                  3.15 Contracts. Except as set forth in Exhibit C, all of the contracts and agreements which are material to the business, assets, operations or condition (financial or otherwise) of the Company are in full force and effect and constitute valid and binding obligations of the Company; neither the Company, nor, to the best knowledge of the Company, any other party thereto, is in default of any of its obligations under any such contracts or agreements in a manner which could reasonably be expected to have a Company Material Adverse Effect; and none of such contracts or agreements is currently being renegotiated.

                  3.16 Stockholder Notice. The Company has given the requisite notice, subject only to the expiration or waiver of applicable notice periods, to all stockholders with preemptive rights as required in connection with the transactions contemplated by this Agreement.

                  3.17 Disclosures. Subject to the next sentence, neither this Agreement nor any exhibit hereto, nor any report, certificate, or instrument furnished to the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Private Placement Memorandum dated March 17, 1999 relating to an offering by WEG VI L.P. and Leeds II L.P., including the "Risk Factors" section thereof, insofar as such Memorandum described the Company, did not as of such date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading; provided, however, that no representation of any kind is made concerning the "Use of Proceeds", "Distributions and Dividend Policy" and "Tax Considerations" sections of such Memorandum.

         4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

                  4.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof

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provided, however, that the Company acknowledges that JP Morgan Investment
Corporation ("JP") and Sixty Wall Street SBIC Fund ("SW") will make transfers of such securities to each other. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  4.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

         Nothing contained in this Section 4 shall in any respect limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of each of the Purchasers to rely thereon.

         5. Conditions to the Obligations of the Purchasers at the First Closing. The obligation of each of the Purchasers to purchase Preferred Shares at the First Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the First Closing:

                  5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the First Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the First Closing.

                  5.3 Certificates and Documents. The Company shall have delivered to each of the Purchasers:

                           (a) The Certificate of the Company, as in effect as
of the First Closing Date certified by the Secretary of State of the State of Delaware;


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                           (b) A certificate, as of a recent practicable date,
as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

                           (c) By-laws of the Company, certified by its
Secretary as of the Closing Date;

                           (d) Resolutions of the Board of Directors and
stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company as of the Closing Date; and

                           (e) stock certificates representing the Preferred
Shares, for delivery upon payment in full therefor in accordance with the provisions of this Agreement.

                  5.4 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the First Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.8 of this Agreement.

                  5.5 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

                  5.6 Shareholders' Agreement. The Third Amended and Restated Shareholders' Agreement in the form attached hereto as Exhibit E the ("Shareholders' Agreement") shall have been executed and delivered by each of the Purchasers, the Company and by such number of the Shareholders (as defined therein) as to cause it to be effective.

                  5.7 Legal Opinion. The Purchasers shall have received an opinion of Hale and Dorr LLP, counsel to the Company, in the form attached as Exhibit F to this Agreement.

                  5.8 Minimum Investment. Purchasers shall have tendered at the Closing aggregate consideration of not less than $29,999,995.20 for the purchase of the Shares.

         6. Conditions to the Obligations of the Company at the First Closing. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver by the Company of the following conditions on or before the First Closing:

                  6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

                  6.2 Performance. The Purchasers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.

                  6.3 Shareholders' Agreement. The Shareholders' Agreement shall have been executed and delivered by each of the Purchasers, the Company and by such number of the Shareholders (as defined therein) as to cause it to be effective.

         7. Conditions to the Obligations of Vulcan at the Second Closing. The obligation of Vulcan to purchase the Common Share at the Second Closing is subject to the fulfillment, or the waiver by Vulcan, of each of the following conditions on or before the Second Closing;

                  7.1 HSR Compliance. All filings required to be made under the HSR Act in connection with the transactions contemplated by this Agreement shall have been made and the waiting period under the HSR Act shall have thereafter expired or been terminated.

                  7.2 Stock Certificates. The Company shall have tendered to Vulcan for delivery upon payment in full therefor in accordance with the provisions of this Agreement, a stock certificate representing the Common Share.

                  7.3 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

                  7.4 APEX. The Company shall simultaneously with the First Closing purchase shares of Series B Preferred Stock of APEX Online Learning Inc. for an aggregate purchase price of $5,000,000.

         8. Conditions to the Obligations of the Company at the Second Closing. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Second Closing:

                  8.1 HSR Compliance. All filings required to be made under the HSR Act in connection with the transactions contemplated by this Agreement shall have been made and the waiting period under the HSR Act shall have thereafter expired or been terminated.

                  8.2 Performance. Vulcan shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Vulcan prior to or at the Second Closing.

         9.       Certain Pre-Closing and Post-Closing Covenants.

                  9.1 HSR Act. The Company and Vulcan shall use their reasonable best efforts to file as soon as practicable notifications under the HSR Act in connection with the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. The Company will reimburse Vulcan for its filing fee in connection with its submission.

                  9.2 Appointment of Board Designee. Immediately following the Second Closing, the Company shall cause the Board of Directors to take all necessary action (a) to increase the authorized number of directors by one additional member and (b) to fill the new directorship created in connection with the sale of the Common Share herein with the designee of Vulcan entitled to elect such director.

         10.      Provisions Relating to Certain Purchasers.

                  10.1 Use of Proceeds. The Company will use the proceeds from the sale of the Shares as provided in the first sentence of Section 1.3, and no portion of such proceeds shall be applied to any prohibited use described in the second sentence of Section 1.3. The Company will provide to JP and SW (the "JPM Investors") and the U.S. Small Business Administration access to its books and records for the purpose of confirming the use of the proceeds and for all other purposes required by the U.S. Small Business Administration. Upon the request of any JPM Investor at any time or from time to time, the Company will provide a certificate of its chief financial officer (or other executive officer) (a) describing the use of such proceeds and (b) certifying compliance by the Company with this Section 10 and Section 1.3.

                  10.2 Non-Discrimination Compliance. The Company will at all times comply with the non-discrimination requirements of Title 13 of the United States Code of Federal Regulations Parts 112, 113 and 117.

                  10.3 Information. Upon request, the Company promptly (and in any event within twenty (20) days of such request) will provide to each JPM Investor an assessment, in form and substance satisfactory to such JPM Investor, of the economic impact of its financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business, in terms of expanded revenue and profits, and on taxes paid by the business and its employees. Upon request, the Company promptly (and in any event within twenty
(20) days of such request) will furnish to each JPM Investor all information requested or required by any governmental agency asserting jurisdiction over such JPM Investor.

                  10.4 Transfers by Certain Investors to Affiliates. The Company and each of the Purchasers hereby covenant and agree that, upon the request of a JPM Investor in connection with a proposed transfer of shares of capital stock of the Company from such JPM Investor to one or more of its Affiliates that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation (any such transferee, a "Regulation Y Shareholder"), the Company and the Purchasers will take such commercially reasonable actions (including, without limitation, voting all shares of stock of the Company held by them in favor of such actions) as such JPM Investor and any such transferee may reasonably request in order to permit such Regulation Y Shareholder to comply with regulatory limitations applicable to it, including, without limitation, taking such actions as may be required in order:

                  (a) to amend this Agreement and the Shareholders' Agreement so that (x) at the election of such JPM Investor, any covenant in favor of and any right afforded to such JPM Investor, shall run in favor of and be afforded to such Regulation Y Shareholder (including, without limitation, registration rights, tag-along rights, preemptive rights and informational rights), (y) the covenants and agreements contained in Sections 1.3, 10.1 and 10.2 of this Agreement and Sections 3.5, 3.11 and 4.11 of the Shareholders' Agreement shall terminate with respect to such JPM Investor and shall not apply to such Regulation Y Shareholder, and neither such JPM Investor nor such Regulation Y Shareholder shall be a party to or bound by or have the right to enforce, amend or waive such provisions and (z) such Agreements are consistent with the Regulation Y Term Sheet (as defined below); and

                  (b) to cause the Company and the Purchasers to enter into an agreement with the Regulation Y Shareholder providing for the matters referred to in the term sheet attached hereto as Exhibit G (the Regulation Y Term Sheet"). Without limiting the generality of the foregoing, in connection with any such transfer by a JPM Investor to a Regulation Y Shareholder, the Company and the Purchasers shall take such other actions and enter into such further agreements as such Investor or such Regulation Y Shareholder may reasonably request in order to permit such transfer and to permit such Regulation Y Shareholder to comply with regulatory limitations applicable to it; provided that, no Purchaser shall be obligated to take any action pursuant to this sentence which would adversely affect such Purchaser's rights under this Agreement and the Shareholders' Agreement, as the same may be amended from time to time.

         11.      Affirmative Covenants of the Company.

                  11.1 Inspection. The Company shall permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

                  11.2     Financial Statements and Other Information.

                  (a) The Company shall deliver to each Major Purchaser (as defined in paragraph (c) below):

                                    (i)     within 90 days after the end of each
fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles;

                                    (ii) within 45 days after the end of each
fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

                                    (iii) within 45 days after the end of each
month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                                    (iv)    as soon as available, but in any
event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year;

                                    (v)     such other notices, information and
data with respect to the Company as the Company delivers to any holders of its capital stock at the same time it delivers such items to such holders; and

                                    (vi) with reasonable promptness, such other
information and data as such Major Purchaser may from time to time reasonably request.

                           (b) The foregoing financial statements shall be
prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clauses (i), (ii) and (iii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations and cash flows of the Company at the date thereof and for the periods covered thereby.

                           (c) For purposes of this Agreement, the term "Major
Purchaser" shall mean a Purchaser purchasing not less than 400,000 Shares so long as such Purchaser continues to own not less than 200,000 Shares. For purposes of determining the number of Shares held by a Purchaser: (i) the foregoing numbers shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events; (ii) Shares shall include Shares which have been converted into Common Stock so long as such Common Stock is held by such Purchaser; and (iii) Shares shall include Shares held by affiliates of such Purchaser and, with respect to a Purchaser that is a corporation or partnership, Shares distributed to and held by its shareholders and partners.

                  11.3 Reservation of Common Stock and Preferred Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock and Series F Preferred or Series G Preferred, as applicable, for issuance upon conversion or exchange of all of the outstanding Shares.

                  11.4 Requested Information. During any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall make available information required to be provided by Rule 144A(d)(4) upon written request therefor by a Purchaser.

                  11.5 Termination of Covenants. The covenants of the Company contained in Section 9.2, Sections 10.1 through 10.4 and Sections 11.1 through
11.4 shall terminate, and be of no further force or effect, upon the closing of the Company's first public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of at least $50,000,000, at a price to the public of at least $7.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

         12.      Transfer of Shares.

                  12.1 Restricted Shares. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Preferred Shares, (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Shareholders' Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted

Shares (x) upon any sale pursuant to the Shareholders' Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

                  12.2     Requirements for Transfer.

                           (a) Restricted Shares shall not be sold or
transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                           (b) Notwithstanding the foregoing, no registration or
opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary (whether a corporation, limited liability company, limited partnership or other entity) or Affiliate of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member or transfer by a Purchaser who is an individual to such individual's spouse, or to such individual's lineal descendants or ancestors or their spouses, or to a trustee of a trust for the principal benefit of any of such persons; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 12 to the same extent as if it were the original Purchaser hereunder, (ii) a transfer between JP and SW or (iii) a transfer made in accordance with Rule 144 under the Securities Act.

                  12.3 Legend. Each certificate representing the Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

         The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                  12.4 Legend Related to the Shareholders' Agreement. Notwithstanding the provisions of this Section 12, any transfers of Shares shall be subject to the provisions of the Shareholders Agreement. In addition to the legend described in Section 12.3 above, each certificate representing the Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate are subject to restrictions on transfer set forth in a certain Third Amended and Restated Shareholders' Agreement between the Company and the Shareholders (as defined therein), as amended from time to time, a copy of which is available for inspection at the office of the Secretary of the Company."

         13.      Miscellaneous.

                  13.1 Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Purchasers. After the Closing, a Purchaser may assign this Agreement and such Purchaser's rights hereunder, in whole or in part without the consent of the Company or any other Purchaser (i) to an Affiliate of such Purchaser, provided, an Affiliate shall only have the right to receive financial statements and reports under
Section 11.2 above if it is a transferee identified in clause (ii) below and holds at least 200,000 Shares or (ii) any other transferee of at least 25% of the Shares acquired and to be acquired by such Purchaser, provided that, all such transfers of Shares shall be subject to the Shareholders' Agreement. For the purposes of clause (ii) above, those Purchasers that are Affiliates of WSI Inc. shall be treated as one Purchaser.

                  13.2 Publicity. Except as may be required by law, the Company shall not use the name of, or make reference to, any Purchaser or any of its Affiliates in any press release or in any public manner without such Purchaser's prior written consent. Except as required in furtherance of the Company's activities or as otherwise required by law or regulation or requested by regulatory agencies, each Purchaser shall treat, and shall cause its representatives to treat, as confidential all confidential and proprietary information regarding the Company which such Purchaser receives from the Company as a Purchaser or Stockholder of the Company.

                  13.3 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of 18 months following the Closing; provided, however, that the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5, 3.6, 3.7 and 3.10 shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations; provided further, however, that no representation or warranty shall terminate until after the final non-appealable resolution of any claim relating to such representation or warranty, which claim shall have been made prior to the expiration of such representation or warranty.

                  13.4 Brokers. Except as otherwise disclosed on Schedule 13.4 hereto, the Company and each Purchaser (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  13.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  13.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

                  13.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at The Edison Project Inc., 521 Fifth Avenue, 15th Floor, New York, New York 10175, Attention: President, Telecopy: (212) 419-1604, and The Edison Project Inc., First Tennessee Plaza, 800 South Gay Street, Suite 1230, Knoxville, Tennessee 37929, Attention: Secretary, Telecopy: (423) 546-1090, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to David Sylvester, Esq., Hale and Dorr LLP, The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Telecopy: (202) 942-8484.

         If to a Purchaser, at the address set forth on Exhibit A for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                  13.9 Complete Agreement. This Agreement (including its Exhibits) and the Shareholders' Agreement constitute the entire agreement and understanding of the parties hereto with respect to the acquisition of the Shares and supersedes all prior agreements and understandings relating to such subject matter including without limitation any Response Form or other correspondence submitted by a Purchaser to the Company.

                  13.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 75% of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares. Notwithstanding the foregoing, if this Agreement is amended pursuant to the preceding sentence with the consent of the holders of less than all of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares, then such amendment may only be in a manner which affects all such holders in the same fashion. Any amendment, termination or waiver effected in accordance with this Section 13.10 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  13.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  13.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an
original, and all of which shall constitute one and the same document.   This
Agreement may be executed by facsimile signatures.

                  13.13 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                  13.14 Expenses. The Company shall pay the reasonable fees and disbursements of counsel to the Purchasers, not to exceed $75,000, upon receipt of reasonable documentation therefor, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby.

     EXECUTED as of the date first written above.

                                         COMPANY:

                                         THE EDISON PROJECT, INC.


                                         By:  /s/H. Christopher Whittle


                                         PURCHASERS:

                                         VULCAN VENTURES INCORPORATED


                                         By:  /s/William D. Savoy
                                         Name: William D. Savoy
                                         Title:   Vice President

                                    EXHIBIT A



                               List of Purchasers

              Name and Address                       No. of Shares of                      Aggregate
                of Purchaser                        Series F Preferred                   Purchase Price
------------------------------------          -------------------------------   -------------------------------------
       Vulcan Ventures Incorporated           4,878,048                                     $29,999,995.20
        110 110th Avenue N.E.
        Suite 550
        Bellevue, WA 98004
        Attention: Ed Harris
        Telecopy: (425) 453-1985
        with a copy to:
        Irell & Manella LLP
        1800 Avenue of the Stars
        Suite 900
        Los Angeles, CA 90067-4276
        Attention:  Alvin G. Segel, Esq.
        Telecopy:  (310) 203-7199


                                       1